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                                                                   EXHIBIT 23(g)

                               December 31, 1997

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Peoples Heritage Financial Group, Inc. included as Annex V to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          McCONNELL, BUDD & DOWNES, INC.

                                          By:       /s/ DAVID A. BUDD
                                            ------------------------------------
                                            Name: David A. Budd
                                            Title: Managing Director